Exhibit 99.6

KIOR COMPLETES EQUITY INVESTMENTS ANTICIPATED FOR COLUMBUS II PROJECT

COMPRISED OF $85 MILLION OF CONVERTIBLE NOTES AND FUTURE EQUITY COMMITMENTS BY VARIOUS KHOSLA ENTITIES

IN CONJUNCTION WITH $15 MILLION STOCK PURCHASE AND FUTURE EQUITY COMMITMENT BY BILL GATES AFFILIATE

PASADENA, Texas, October 21, 2013 - KiOR, Inc. (NASDAQ: KiOR), announced today the execution of $100 million in committed equity related financing in two separate private placement transactions to support the Company’s recently announced expansion of production capacity in Columbus, Mississippi, called the Columbus II Project. Once completed with the planned technology enhancements for both Columbus facilities, the Columbus II Project is expected to achieve overall positive cash flow from operations for KiOR.

In the first private placement, KiOR has received $85 million of committed equity related financing from Khosla Ventures III, and various other Khosla entities. This financing consists of the immediate issuance of $42.5 million of Senior Secured Mandatorily Convertible Notes (“Notes”) plus the conversion of $53,197,308 of the Company’s existing senior debt held by the Khosla entities. The Notes will convert into Class A Common Stock at a price of $2.897 per share, which represents a 25% premium to the average 20-day daily volume weighted average price of the Class A Common Stock up to and including October 17, 2013, unless decreased due to subsequent equity issuances or Notes (other than the two private placements announced here) by the Company below the conversion price before October 21, 2014. Also as part of this transaction, the Company has received commitments to purchase up to an additional $42.5 million of Class A Common Stock, either through the direct issuance of such equity or conversion of Notes. The conversion of the Notes and the future equity related commitments are contingent upon, among other things, the Company fully funding the Columbus II Project, which it expects to complete through a debt offering, and certain timing restrictions.

In the second private placement, KiOR has received $15 million of committed equity financing from new investor Gates Ventures, LLC, an affiliate of Bill Gates. This equity financing consists of the immediate purchase of $7.5 million of Class A Common Stock and the commitment to purchase an additional $7.5 million of Class A Common Stock. The future equity commitment is contingent upon, among other things, the Company fully funding the Columbus II Project.

The terms of these transactions are described in greater detail in the Company’s Form 8-K filed October 21, 2013.

“This equity financing completes what we currently believe will be the last equity portion of the Columbus II Project, which we believe, will facilitate the ability, with the remainder of our currently anticipated project financing requirements, to achieve positive cash flow from operations sometime in 2015,” said Fred Cannon, the Company’s Chief Executive Officer. “We expect that expanding capacity at Columbus will derisk project execution and allow us to showcase our R&D advancements at scale much quicker. In addition, we expect to quickly order long lead time equipment for the project. We also anticipate that the combination of continuous improvement efforts and R&D advancements that we have already seen in our research scale facilities in Pasadena may allow our existing Columbus facility to increase its targeted nameplate processing capacity to over 600 bone dry tons of feedstock per day before the end of 2014 while achieving significant progress towards our long-term target yield of 92 gallons per bone dry ton of biomass.

“KiOR still plans to continue to develop our standard scale commercial facility in Natchez,” continued Cannon. “We currently intend to preferentially pursue either project-level financing or strategic partnerships for development of our standard scale commercial facilities, including Natchez, unless market conditions would make corporate-level financing more accretive and less dilutive to our shareholders.”

“I was impressed when I visited KiOR’s Columbus facility and learned more about the company’s technology,” said investor Bill Gates. “I am happy to be joining the other investors in support of KiOR’s efforts to move its technology forward.”

Vinod Khosla stated, “Khosla Ventures and I have reviewed independent reports on the assessment of the technology and conducted our own significant due diligence as part of this commitment. We are pleased to invest in KiOR with Gates Ventures in this equity financing for the Columbus II Project. I believe that KiOR’s technology for production of cellulosic biofuels can not only serve as the foundation for a successful and sustainably profitable long-term business but can also scale because of the hundreds of saw, pulp and paper mills that have been shut down and have local feedstock available, providing a much more stable and less price volatile feedstock than oil, while fueling the world’s transportation requirements with significantly less geopolitical risk and greenhouse gas emissions on a life cycle basis. I expect, as the technology matures over the construction and operation of multiple facilities, it will achieve cost parity with many traditional oil sources such as new deep offshore projects and oil sands, without subsidies.”

About KiOR

KiOR, a global leader in cellulosic gasoline and diesel transportation fuels, has developed a unique proprietary technology platform to convert abundant and sustainable non-food biomass into fuels for use in vehicles on the road today. KiOR’s cellulosic fuels, which may be transported using existing distribution networks, help ease dependence on foreign oil, reduce lifecycle greenhouse gas emissions and create high-quality jobs and economic benefit across rural communities.

KiOR’s shares are traded on NASDAQ under the symbol “KiOR.” For more information, please visit www.KiOR.com.

Forward-Looking Statements

This release contains “forward looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results and events. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” intends,” “appears,” “estimates,” “projects,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward looking statements. The forward looking statements in this press release, including those related to the timing and cost of constructing the Company’s contemplated Columbus II facility, the production estimates at those facilities, the effects of the Columbus I and Columbus II facilities on our cash and financial condition, our plans with respect to future capital raising efforts, the timing to achieve positive cash from operations, the effects that improvements to our technology will have on the Columbus expansion, the timing and level of yields at Columbus I and Columbus II, and the effect of our R&D advancements and improvements efforts, involve a number of important risks and uncertainties, which could cause our actual future results to differ significantly from the results discussed in the forward looking statements contained in this press release, including whether we will satisfy the conditions necessary to receive the future amounts committed in our two private placements, the timing for completing the construction of the Columbus II facility, our ability to increase our capacity and yields at our Columbus I and II facilities, the ability of Columbus II to leverage resources from and synergies with Columbus I, the cost-competitiveness and market acceptance of our products, and the impact of general, economic, industry or political conditions in the United States or internationally. Such factors are discussed more fully in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission (SEC) on March 18, 2013, in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2013 and in the Company’s subsequent filings with the SEC. The “Risk Factors” discussion in the filings listed above is incorporated by reference in this press release. In addition, the cash from the private placements will also be used to meet the Company’s ongoing liquidity needs. The Company’s liquidity needs are subject to change and the amounts received in connection with these private placements may not be sufficient to meet such liquidity needs. If the amounts received in connection with these private placements are insufficient to meet the Company’s liquidity needs, the investment commitments may not adequately address the Company’s liquidity concerns. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results, levels of activity, performance or achievement may vary significantly from what we have projected. We specifically disclaim any obligation to update these forward looking statements in the future. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this press release.

Contact Information:

For investors:

Dan Richardson, Vice President, Finance

281-694-8744

Investor.relations@kior.com

For media:

Kate Perez, Director, Corporate Communications & Public Relations

281-694-8831

Media@kior.com

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